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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

                          DATE OF REPORT: JULY 24, 2002
                        (Date of earliest event reported)

                                HAWK CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                    001-13797                34-1608156
(State or other jurisdiction         (Commission            (I.R.S. Employer
      of incorporation)              File Number)         Identification Number)


            200 PUBLIC SQUARE, SUITE 30-5000, CLEVELAND, OHIO, 44114 (Address of principal executive offices including zip code)

                                 (216) 861-3553
              (Registrant's telephone number, including area code)



ITEM 5.  OTHER EVENTS

         The Company is filing this report on Form 8-K to provide information relating to the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." The information in this report should be read in conjunction with the Company's Reports on Form 10-K for the year ended December 31, 2001 and on Form 10-Q for the quarter ended March 31, 2002.

         As previously disclosed, the Company adopted SFAS No. 142 effective January 1, 2002. This statement changed the accounting for goodwill and other indefinite-lived intangible assets from an amortization methodology to an impairment-only methodology. SFAS No. 142 provided a six-month transitional period from the effective date of adoption to June 30, 2002, enabling the Company to perform an initial assessment of whether there was an indication that the carrying value of the goodwill was impaired. The Company performed the assessment by comparing the fair value of each of its reporting units, as determined in accordance with SFAS No. 142, to its book value. The


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rules under SFAS No. 142 require that any initial impairment be taken as a charge to income as a cumulative effect of change in accounting principle retroactive to January 1, 2002. In future periods, the assessment must be performed annually at the reporting unit level, and any impairment must be recorded as a charge to operating earnings.

         The Company, with the assistance of independent valuation experts, has completed its initial assessment test and has concluded that certain of its goodwill was impaired at January 1, 2002, resulting in an after-tax charge of $17.2 million. In accordance with SFAS No. 142, this charge will be recorded as a cumulative effect change in accounting principle, retroactive to January 1, 2002. The transitional impairment charge is a one-time non-cash charge and will not have an effect on the Company's current business activities or existing bank covenants.

         The impairment loss resulted primarily from a change in the criteria for the measurement of an impairment loss. Under the previous method required by SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," impairment was measured using an undiscounted cash flow methodology. No goodwill impairment would have been recorded on January 1, 2002 under the prior SFAS No. 121 method. Under SFAS No. 142, a discounted cash flow model, subject to comparison for reasonableness to our market capitalization at the date of measurement, resulted in lower valuations compared to the prior method.

         The first step of the test required the Company to compare the book value of the net assets to the fair value of each related reporting unit. In three of the Company's reporting units, the fair value was determined to be less than book value of the respective unit. Accordingly, under the rules of SFAS No. 142, the Company performed the second step of the test to determine the amount of the impairment loss to be recognized by each unit.


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         The following is a summary of the impairment charge by affected business segment, net of a $4.3 million tax benefit:

REPORTING UNIT                                                      CHARGE
                                                                    ------
                                                                  (in millions)
Friction products                                                   $   8.4
Motor                                                               $   6.3
Performance automotive                                              $   2.5
                                                                    -------
  Total                                                             $  17.2
                                                                    =======

         The following table reflects the impact of this transitional impairment charge on selected financial data for the six months ended June 30, 2002:


                                                                     BEFORE CHARGE     AS ADJUSTED
                                                                     -------------     -----------
                                                                  (in millions, except per share data)
Income from operations                                                    $    4.2        $    4.2
                                                                          ========        ========
Earnings before interest, taxes,
  depreciation and amortization (EBITDA)                                  $   10.4        $   10.4
                                                                          ========        ========

(Loss) before cumulative effect of change in accounting principle         $    (.4)       $    (.4)
Cumulative effect of change in accounting principle, net of tax                              (17.2)
                                                                          --------        --------
Net loss                                                                  $    (.4)       $  (17.6)
                                                                          ========        ========


DILUTED LOSS PER SHARE:
Loss before cumulative effect of change in accounting principle           $   (.05)       $   (.05)
Cumulative effect of change in accounting principle                                          (2.01)
                                                                          --------        --------
Net loss                                                                  $  (2.06)       $  (2.06)
                                                                          ========        ========



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2002                                             HAWK CORPORATION

                                                      By: /s/ Thomas A. Gilbride
                                                          ----------------------
                                                              Thomas A. Gilbride
                                          Vice President - Finance and Treasurer